EXHIBIT 10.10

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of September 17, 2021, by and among Thoughtworks Holding, Inc., a Delaware corporation (the “Company”) and Turing EquityCo II L.P., a Guernsey limited partnership (“Turing EquityCo”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering (the “IPO”) of shares of its common stock, par value $0.001 per share (the “Common Stock”).

WHEREAS, as of the date hereof, Turing EquityCo owns a majority of the outstanding equity interests of the Company;

WHEREAS, as of the date hereof, the majority of limited partnership interests in Turing EquityCo are indirectly held by funds advised by Apax Partners LLP (together with such funds with such an investment advisory relationship, “Apax Partners”);

WHEREAS, Turing EquityCo is contemplating causing the Company to effect the IPO;

WHEREAS, in consideration of Turing EquityCo agreeing to undertake the IPO, the Company has agreed to permit Turing EquityCo to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1.Board Nomination Rights.

(a)From the Effective Date, Turing EquityCo shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals such that, upon the election of each such individual, and each other individual nominated by or at the direction of the Board or a duly authorized committee of the Board, as a Director and taking into account any Director continuing to serve without the need for re-election, the number of Nominees (as defined below) serving as Directors of the Company will be equal to: (i) if Turing EquityCo and its Affiliates collectively Beneficially Own shares of Common Stock representing 50% or more of the total voting power of the Total Outstanding Securities (as defined below) as of the record date for such meeting, the lowest whole number that is greater than 50% of the Total Number of Directors (as defined below); (ii) if the Turing EquityCo and its Affiliates collectively Beneficially Own shares of Common Stock representing at least 40% (but less than 50%) of the total voting power of the Total Outstanding Securities as of the record date for such meeting, the lowest whole number that is greater than 40% of the Total Number of Directors; (iii) if Turing EquityCo and its Affiliates collectively Beneficially Own shares of Common Stock representing at least 30% (but less than 40%) of the total voting power of Total Outstanding Securities as of the record date for such meeting, the lowest whole number that is greater than 30% of the Total Number of Directors; (iv) if Turing EquityCo and its Affiliates collectively Beneficially Own shares of Common Stock representing at least 20% (but less than 30%) of the total voting power of the Total Outstanding Securities as of the record date for such meeting, the lowest whole number that is greater than 20% of the Total Number of Directors; and (v) if Turing EquityCo and its Affiliates collectively Beneficially Own shares of Common Stock representing at least 10% (but less than 20%) of the total voting power of the Total Outstanding Securities as of the record date for such meeting, the lowest whole number (such number always being equal to or greater than one) that is greater than 10% of the Total Number of Directors (in each case, each such person a “Nominee”).
(b)In the event that Turing EquityCo has nominated less than the total number of designees that Turing EquityCo shall be entitled to nominate pursuant to Section 1(a), Turing EquityCo shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors (as defined below) shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable Turing EquityCo to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by Turing EquityCo to fill such newly created vacancies or to fill any other existing vacancies.
(c)The Company shall pay all reasonable out-of-pocket expenses incurred by any Nominee in connection with the performance of his or her duties as a Director and in connection with his or her attendance at any meeting of the Board.
(d)“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company. “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).
(e)“Director” means any member of the Board from time to time.
(f)“Total Number of Directors” means the total number of directors comprising the Board from time to time.

(g)“Total Outstanding Securities” means, at any time, the total number of outstanding shares of the Company’s Common Stock entitled to vote generally in the election of directors.
(h)No reduction in the number of shares of Common Stock that Turing EquityCo Beneficially Owns shall shorten the term of any incumbent Director. At the Effective Date, the Board shall be comprised of nine members.
(i)In the event that any Nominee shall cease to serve for any reason, Turing EquityCo shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of Turing EquityCo’s Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.
(j)If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a Nominee or for other reason is unavailable or unable to serve on the Board, Turing EquityCo shall be entitled to designate promptly another Nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.
(k)So long as Turing EquityCo has the right to nominate at least one (1) Nominee under this Section 1 or any such Nominee is serving on the Board, the Company shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to Turing EquityCo, and the Company’s Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.
(l)Except as provided for in Section 1(b) hereof, prior to the date that Turing EquityCo and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 40% of the total voting power of the Total Outstanding Securities, the Company shall not increase or decrease the number of Directors serving on the Board without the prior written consent of Turing EquityCo.
(m)At such time as the Company ceases to be a “controlled company” and is required by applicable law or The Nasdaq Global Select Market (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors”; provided that at any time that Turing EquityCo shall have any nomination rights under this Section 1, (i) Turing EquityCo shall be entitled to nominate at least one (1)

Nominee who does not qualify as an “independent director” and (ii) the number of “independent directors” required to be nominated by Turing EquityCo pursuant to this provision shall not be greater than the number of Nominees required to be “independent directors” pursuant to this provision to be nominated by Turing EquityCo with the right to nominate the same number of, or more, Nominees as Turing EquityCo.
(n)At any time that Turing EquityCo shall have any nomination rights under this Section 1, the Company shall not take any action, including making or recommending any amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect Turing EquityCo’s rights under this Agreement, in each case without the prior written consent of Turing EquityCo.
(o)[Reserved].
(p)The Company recognizes that Nominees (i) will from time to time receive non-public information concerning the Company, and (ii) may share such information with other individuals associated with Turing EquityCo and its affiliated entities. The Company hereby irrevocably consents to such sharing. Turing EquityCo agrees that it will keep confidential and not disclose or divulge to any third party any confidential information regarding the Company it receives from the Company or a Nominee, unless such information (x) is known or becomes known to the public in general, (y) is or has been independently developed or conceived by Turing EquityCo without use of the Company’s confidential information or (z) is or has been made known or disclosed to Turing EquityCo by a third party without a breach of any obligation of confidentiality such third party may have; provided, however, that Turing EquityCo may disclose confidential information (I) to its Affiliates (other than, in the case of Apax Partners, portfolio companies), (II) to each of its and its Affiliate’s (other than portfolio companies) attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (III) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that Turing EquityCo takes reasonable steps to minimize the extent of any required disclosure described in this clause (III).
2.Company Obligations. The Company agrees that prior to the date that Turing EquityCo and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of Total Outstanding Securities, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Turing EquityCo will promptly report to the Company after Turing EquityCo ceases to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the Total Outstanding Securities, such that Company is informed of when this obligation terminates. The calculation of the number of Nominees that Turing EquityCo is entitled to nominate to the Board’s Slate for any election of Directors shall be based on the percentage of the total voting power of the Total Outstanding Securities Beneficially Owned by Turing EquityCo immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless Turing EquityCo notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of Directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of Turing EquityCo for the Board to include such Nominees on the Board’s Slate; provided that, in the event Turing EquityCo is no longer entitled to nominate the same number of Nominees then serving on the Board, Turing EquityCo shall provide advance written notice to the Company, of which currently servicing Nominee(s) shall be excluded from the Board’s Slate, and of any other changes to the list of Nominees. If Turing EquityCo fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of Turing EquityCo then serving on the Board will be included in the Board’s Slate. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Turing EquityCo acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.” The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to Turing EquityCo at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

3.Governance.

(a)Protective Provisions. Notwithstanding any other provision of this Agreement and to the fullest extent permitted by applicable law, in addition to the approval of the Directors, the following actions described in this Section 3(a) (collectively, the “Consent Matters”) shall require the prior written consent of Turing EquityCo as set out below:

i.none of the following actions shall be taken by the Company, including any proposal by the Board to be put to the vote of the stockholders of the Company with respect thereto, without the prior written consent of Turing EquityCo until such time as Turing EquityCo and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 50% of the total voting power of the Total Outstanding Securities (except as set forth in the proviso in Section 3(a)(i)(I)):

I.amending, altering or changing, or waiving any rights under, this Agreement, the organizational documents, including the Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (which shall also be subject to Section 5 hereof), and/or the organizational documents of any subsidiary of the Company; provided that, notwithstanding the foregoing, for so long as Turing EquityCo owns any outstanding Common Stock, any amendment, alteration, or change to, or waiver under, other organizational documents, including the Fourth Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, that would adversely affect any rights specific to Turing EquityCo (subject to applicable law) require the written consent of Turing EquityCo;

II.authorizing or issuing any equity securities of the Company having rights, preferences or privileges that are superior or senior to the outstanding Common Stock (or any securities convertible or exchangeable therefor pursuant to their terms);

III.any transaction with any stockholder or Affiliate of a stockholder or any Director or officer of the Company or any of its subsidiaries (other than employment agreements with officers not otherwise affiliated with a stockholder);

IV.winding up the Company;

V.the declaration or payment of any dividend or other distribution to the stockholders by the Company or redemption, repurchase or exchange (as applicable) of any equity securities of the Company;

VI.issuing or granting any equity securities of the Company or its subsidiaries, other than (A) grants under the Company’s 2021 Omnibus Incentive Plan, or (B) in connection with transactions consistent with certain specified strategies; and

VII.engaging in any mergers, acquisitions, business combinations or similar transactions or entering into any arrangements or agreements relating to joint ventures or strategic partnerships with a value of such transaction or arrangement exceeding $500.0 million; and

VIII.entry by the Company into any agreement with respect to the matters described in the foregoing clauses (I) through (VIII) or taking any such action indirectly.

4.Committees. From and after the Effective Date hereof until such time as Turing EquityCo and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 40% of the total voting power of the Total Outstanding Securities, Turing EquityCo shall have the right to designate one member of each committee of the Board, provided that any such designee shall be a Director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the number of shares of Common Stock Turing EquityCo Beneficially Owns following such designation. Unless Turing EquityCo notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent Turing EquityCo Beneficially Owns the requisite percentage of the total voting power of the Total Outstanding Securities for Turing EquityCo to nominate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by Turing EquityCo to serve on a committee shall be presumed to be re-designated for such committee.

5.Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Turing EquityCo, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Turing EquityCo shall not be obligated to nominate all (or any) of the Nominees they are entitled to nominate pursuant to this Agreement for any election of Directors but the failure to do so shall not constitute a waiver of their rights hereunder with respect to future elections; provided, however, that in the event Turing EquityCo fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominating & Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and Turing EquityCo shall be deemed to have waived its rights hereunder with respect to such election; provided, further, however, that any such waiver shall only be effective if the Company has provided written notice to Turing EquityCo of such Director Election Proxy Statement no less than 20 business days, and no more than 40 business days, prior to the earlier of the mailing or filing date of such Director Election Proxy Statement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Turing EquityCo. Except as otherwise expressly provided in Section 7, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

7.Assignment. Upon written notice to the Company, Turing EquityCo may assign to any Affiliate (other than a portfolio company) all of its rights hereunder.

8.Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

9.Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10.Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 17, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

12.Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

13.Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

14.Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17.Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

    If to the Company:

Thoughtworks Holding, Inc.
200 East Randolph Street, 25th Floor
Chicago, IL 60601
Attention:    Chief Legal Officer

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:    Joshua N. Korff
        Aaron M. Schleicher
email:    joshua.korff@kirkland.com
    aaron.schleicher@kirkland.com

If to Turing EquityCo or any of its Nominees:

c/o Apax Partners LLP
PO Box 656, East Wing
Trafalgar Court, Les Banques, St Peter Port
Guernsey
GY1 3PP
Attention: [***]
     [***]
Email:     [***]
     [***]

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue

New York, NY 10022
Attention:    Joshua N. Korff
        Aaron M. Schleicher
email:    joshua.korff@kirkland.com
    aaron.schleicher@kirkland.com

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

18.Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

THOUGHTWORKS HOLDING, INC.

By:/s/ Ramona Mateiu
Name: Ramona Mateiu
Title: Chief Legal Officer and Chief Compliance Officer

[Signature Page to Director Nomination Agreement]

TURING EQUITYCO II L.P.

By:     TURING GP CO. LIMITED, its general partner

By: /s/ Mark Babbe
Name: Mark Babbe
Title: Director

[Signature Page to Director Nomination Agreement]